UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 7, 2008

WPT Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 323-330-9900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2008, WPT Enterprises, Inc. (the “Company”) entered into Amendment Number 3 (the “Amendment”) to the television license agreement, dated as of April 2, 2007, by and between the Company and Game Show Network, L.L.C. (the “GSN Agreement”). In the Amendment, the parties agreed to amend the GSN Agreement to provide for a one-time extension of GSN’s option pickup date to broadcast the seventh season of the World Poker Tour series (formerly on May 24, 2008) to June 7, 2008. GSN did not exercise its option by June 7, 2008.

Item 8.01 Other Events

On June 9, 2008, the Company issued a press release announcing that GSN did not exercise its option to broadcast the seventh season of the World Poker Tour television series.

A copy of that press release is included as Exhibit 99.1 to this report and is incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(d) Exhibits.

99.1. Press Release issued June 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

June 9, 2008	By:	/s/ Scott A. Friedman
Name: Scott A. Friedman
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued June 9, 2008